CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                              YEAR ENDED DECEMBER 31,                         THREE MONTHS
                                                                                                                 MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:               1998          1997       1996       1995          1994          1999       1998
                                            ------        ------     ------     ------        ------        ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                3,485         3,468      3,435      4,110         5,906         1,057        842
     INTEREST FACTOR IN RENT EXPENSE           179           159        150        140           143            49         39
     DIVIDENDS--PREFERRED STOCK                126(A)        223        261        553           505(B)         --(A)      46
                                            ------        ------     ------     ------        ------        ------     ------
        TOTAL FIXED CHARGES                  3,790         3,850      3,846      4,803         6,554         1,106        927
                                            ------        ------     ------     ------        ------        ------     ------
INCOME:
     INCOME BEFORE TAXES                     4,469         5,751      6,093      5,608         4,631         1,803      1,709
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                     3,664         3,627      3,585      4,250         6,049         1,106        881
                                            ------        ------     ------     ------        ------        ------     ------
        TOTAL INCOME                         8,133         9,378      9,678      9,858        10,680         2,909      2,590
                                            ======        ======     ======     ======        ======        ======     ======
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS           2.15          2.44       2.52       2.05          1.63          2.63       2.79
                                            ======        ======     ======     ======        ======        ======     ======
INCLUDING INTEREST ON DEPOSITS:
FIXED CHARGES:
     INTEREST EXPENSE                       14,988        13,081     12,409     13,012        14,902         3,922      3,464
     INTEREST FACTOR IN RENT EXPENSE           179           159        150        140           143            49         39
     DIVIDENDS--PREFERRED STOCK                126(A)        223        261        553           505(B)         --(A)      46
                                            ------        ------     ------     ------        ------        ------     ------
        TOTAL FIXED CHARGES                 15,293        13,463     12,820     13,705        15,550         3,971      3,549
                                            ------        ------     ------     ------        ------        ------     ------
INCOME:
     INCOME BEFORE TAXES                     4,469         5,751      6,093      5,608         4,631         1,803      1,709
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                    15,167        13,240     12,559     13,152        15,045         3,971      3,503
                                            ------        ------     ------     ------        ------        ------     ------
        TOTAL INCOME                        19,636        18,991     18,652     18,760        19,676         5,774      5,212
                                            ======        ======     ======     ======        ======        ======     ======
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS           1.28          1.41       1.45       1.37          1.27          1.45       1.47
                                            ======        ======     ======     ======        ======        ======     ======

(A) On October 8, 1998, CITICORP merged with an into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (The Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citicorp common and Preferred stock were exchanged for Citigroup Common stock and Preferred stock.
(B)   Calculated using a tax rate of 29% for 1994